Pricing Supplement No. 110                                        Rule 424(b)(3)
Dated: July 8, 1999                                           File No. 333-61437

(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $20,000,000                       Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:                                 Fixed Rate Notes [_]                Certificated Notes [_]
July 9, 1999

Maturity Date:                                       CUSIP#: 073928 KK 8
July 7, 2000
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  5.23500%

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate: N/A

[_]        Commercial Paper Rate                                      Minimum Interest Rate: N/A

[  ]       Federal Funds Rate                                         Interest Reset Date(s): *

[_]        Treasury Rate                                              Interest Reset Period: Monthly

[_]        LIBOR Reuters                                              Interest Payment Date(s): **

[X]        LIBOR Telerate

[_]        Prime Rate                                                 Interest Payment Period: Monthly

[_]        CMT Rate


Initial Interest Rate:   5.23500%

 Index Maturity:  One Month
 Spread (plus or minus): +0.05%


     *    8/9/99, 9/9/99, 10/11/99, 11/9/99, 12/9/99, 1/10/2000, 2/9/2000,
          3/9/2000, 4/10/2000, 5/9/2000 and 6/9/2000.

     **   8/9/99, 9/9/99, 10/11/99, 11/9/99, 12/9/99, 1/10,2000, 2/9/2000,
          3/9/2000, 4/10/2000, 5/9/2000, 6/9/2000 and 7/7/2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.